UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2013 (December 31, 2012)

Spindle, Inc.

(Exact name of registrant as specified in Charter)

Nevada	333-145088	20-8241820
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18835 North Thompson Peak Parkway

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

480-335-7351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] - Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] - Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] - Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] - Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On December 31, 2012 (the “Closing Date”), Spindle, Inc. (“Spindle”) entered into an Asset Purchase Agreement (the “Agreement”) with Parallel Solutions Inc., a Nevada corporation (“Parallel”), pursuant to which Spindle acquired on that same date substantially all of Parallel’s assets used in connection with its business of facilitating electronic payment processing services to merchants (the “Assets”), assumed certain specified assumed liabilities consisting of approximately $46,225 in outstanding accounts payable and residual liabilities of Parallel (as more specifically described in the Agreement), and hired seven employees of Parallel.

The consideration for the Assets was 538,570 unregistered shares (the “Aggregate Share Consideration”) of Spindle’s voting common stock, of which 53,857 shares (the "Indemnification Escrow") and 100,000 shares (the "Deferred Consent Escrow") are to be placed in escrow with Spindle’s transfer agent, as escrow agent under the Agreement. The Indemnification Escrow is to be held for a period of one year from the Closing Date and will be available to compensate Spindle pursuant to the indemnification obligations of Parallel under the Agreement, and for any necessary accounts receivable adjustment after the Closing Date. The Deferred Consent Escrow is to be held for a period of up to five years after the Closing Date and will be released to Parallel or its legally permitted assign(s) incrementally as and when certain specified contract assignments or residual revenue streams are properly assigned to Spindle or the residual revenue streams in respect of such specified contracts are bought out by the applicable third party, and otherwise the Deferred Consent Escrow is subject to cancellation to the extent such specified assignments or buy-outs fail to occur during such five year period, all as more particularly set forth in the Agreement.

The foregoing is merely a summary of the Agreement and is qualified in its entirety by reference to the Agreement.

Item 2.01  Completion of Acquisition or Disposition of Assets

As of the Closing Date, Spindle completed its acquisition of the Assets of Parallel pursuant to the Agreement.  The information disclosed in Item 1.01 of this Current Report is incorporated herein by reference.  Other than in respect of the transaction contemplated by the Agreement, there is no material relationship between Parallel and Spindle or any of its affiliates, or any director or officer of Spindle, or any associate of any such director or officer.

Item 3.02  Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference. In conjunction with the acquisition of the Assets pursuant to the Agreement, Spindle relied on Rule 506 of Regulation D under the Securities Act of 1933, as amended, for the offering of the Aggregate Share Consideration, inasmuch as Parallel is an accredited investor and Spindle did not engage in any general advertisement or general solicitation in connection with the offering of the Aggregate Share Consideration to Parallel.  As of the date of this Current Report, Spindle has 18,966,489 shares of common stock issued and outstanding, including the Aggregate Share Consideration.

Item 9.01  Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired

The financial statements required by this Item are not included in this initial Current Report and will be filed by amendment of this Current Report within 75 days following the Closing Date.

(b)

Pro Forma Financial Information

The pro forma financial information required by this Item is not included in this initial Current Report and will be filed by amendment of this Current Report within 75 days following the Closing Date.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Spindle, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: January 7, 2013	By:	/s/ William Clark
William Clark
President

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